Form 20-F	EXHIBIT 13.1	July 29, 2013

CERTIFICATION PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF TITLE 18,

OF THE UNITED STATES CODE (18U.S.C.1350)

ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of CanAlaska Uranium Ltd. (the “Company”) on Form 20-F for the year ended April 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter Dasler, the Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of the operations of the Company.

Date: July 29, 2013

“Peter Dasler”

Peter Dasler

Chief Executive Officer